The Clorox Company

Three Months Ended June 30, 2022
Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (1)	Organic Sales Growth/ (Decrease) (Non-GAAP) (2)	Organic Volume (3)
Health and Wellness	(5)%	(18)%	—%	—%	13%	(5)%	(18)%
Household	4	(4)	—	—	8	4	(4)
Lifestyle	1	(3)	—	—	4	1	(3)
International	4	(1)	—	(8)	13	12	(1)
Total	—%	(9)%	—%	(1)%	10%	1%	(9)%

Twelve Months Ended June 30, 2022
Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (1)	Organic Sales Growth/ (Decrease) (Non-GAAP) (2)	Organic Volume (3)
Health and Wellness	(10)%	(9)%	—%	—%	(1)%	(10)%	(9)%
Household	—	(3)	—	—	3	—	(3)
Lifestyle	3	2	—	—	1	3	2
International	2	(1)	—	(4)	7	6	(1)
Total	(3)%	(5)%	—%	(1)%	3%	(2)%	(5)%

(1) This represents the net impact on net sales growth / (decrease) from pricing actions, mix and other factors.
(2) Organic sales growth/ (decrease) is defined as net sales growth / (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes. See “Non-GAAP Financial Information” below for reconciliation of organic sales growth/ (decrease) to net sales growth/ (decrease), the most directly comparable GAAP financial information.
(3) Organic volume represents volume excluding the effect of any acquisitions and divestitures.
Non-GAAP Financial Information
Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating throughout the relevant periods, and the impact of foreign exchange rate changes, which are out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company
The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Three Months Ended June 30, 2022
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	(5)%	4%	1%	4%	—%
Add: Foreign Exchange	—	—	—	8	1
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	(5)%	4%	1%	12%	1%
Net sales decrease attributable to Health and Wellness	—	—	—	—	4%
Organic sales growth / (decrease) (non-GAAP) excluding Health and Wellness	—	—	—	—	5%

	Twelve Months Ended June 30, 2022
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	(10)%	—%	3%	2%	(3)%
Add: Foreign Exchange	—	—	—	4	1
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	(10)%	—%	3%	6%	(2)%

The Clorox Company

	Twelve Months Ended June 30, 2021
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	8%	10%	6%	14%	9%
Add: Foreign Exchange	—	—	—	3	1
Add/(Subtract): Divestitures/Acquisitions	—	—	—	(8)	(1)
Organic sales growth / (decrease) (non-GAAP)	8%	10%	6%	9%	9%

The Clorox Company
Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the year-ago period.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY21					FY22
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost Savings	+170	+160	+110	+90	+130	+90	+80	+100	+160	+110
Price Changes	+50	+20	+30	+50	+30	+50	+100	+170	+330	+160
Market Movement (commodities)	+40	-50	-170	-290	-130	-550	-510	-410	-350	-460
Manufacturing & Logistics	-300	-420	-360	-490	-400	-470	-640	-570	-290	-490
All other (1,2,3)	+440	+420	+70	-330	+170	-210	-270	-50	+150	-100
Change vs prior year	+400	+130	-320	-970	-200	-1,090	-1,240	-760	0	-780

Gross Margin (%)	48.0%	45.4%	43.5%	37.1%	43.6%	37.1%	33.0%	35.9%	37.1%	35.8%

(1)In Q1 and Q2 of fiscal year 2021, “All other” includes the positive impact from volume growth and mix and assortment.
(2)In Q4 of fiscal year 2021, Q1 and Q2 of fiscal year 2022, “All other” includes the negative impact from volume growth and mix and assortment.
(3)In Q4 of fiscal year 2022, "All Other" includes the positive impact from lower trade promotion spending.

The Clorox Company
Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended June 30, 2022

Capital expenditures for the fourth quarter were $79 million versus $99 million in the year-ago quarter.
Depreciation and amortization expense for the fourth quarter was $57 million versus $54 million in the year-ago quarter.
Net cash provided by operations in the fourth quarter was $335 million, or 18.6% of net sales.

Supplemental Unaudited Condensed Information – Free Cash Flow
Fiscal Year Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Fiscal Year 2022	Fiscal Year 2021
Net cash provided by operations – GAAP	$786	$1,276
Less: Capital expenditures	$251	$331
Free cash flow – non-GAAP (1)	$535	$945
Free cash flow as a percentage of net sales – non-GAAP (1)	7.5%	12.9%
Net sales	$7,107	$7,341

(1)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

The Clorox Company
Supplemental Unaudited Reconciliation of Earnings Before Income Taxes to EBIT(1)(3) and Adjusted EBIT(2)(3)
Dollars in Millions and percentages based on rounded numbers

	FY 2021					FY 2022

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	9/30/20	12/31/20	3/31/21	6/30/21	6/30/21	9/30/21	12/31/21	3/31/22	6/30/22	6/30/22
Earnings before income taxes	$526	$332	-$59	$101	$900	$185	$93	$200	$129	$607
Interest income	-$1	-$1	-$1	-$2	-$5	-$1	-$1	-$1	-$2	-$5
Interest expense	$25	$24	$25	$25	$99	$25	$23	$21	$37	$106
EBIT (1)(3)	$550	$355	-$35	$124	$994	$209	$115	$220	$164	$708
EBIT margin (1)(3)	28.7%	19.3%	-2.0%	6.9%	13.5%	11.6%	6.8%	12.2%	9.1%	10.0%
Saudi JV acquisition gain(4)	-$82	$0	$0	$0	-$82	$0	$0	$0	$0	$0
VMS impairment(5)	$0	$0	$329	$0	$329	$0	$0	$0	$0	$0
Professional Products supplier charge(6)	$0	$0	$0	$28	$28	$0	$0	$0	$0	$0
Digital capabilities and productivity enhancements investment (7)	$0	$0	$0	$0	$0	$12	$15	$15	$19	$61
Adjusted EBIT – non-GAAP(2)(3)	$468	$355	$294	$152	$1,269	$221	$130	$235	$183	$769
Adjusted EBIT margin(2)(3)	24.4%	19.3%	16.5%	8.4%	17.3%	12.2%	7.7%	13.0%	10.2%	10.8%
Net sales	$1,916	$1,842	$1,781	$1,802	$7,341	$1,806	$1,691	$1,809	$1,801	$7,107

(1)EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above.  EBIT margin is the ratio of EBIT to net sales.
(2)Adjusted EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income, interest expense and other significant items that are nonrecurring or unusual, (such as asset impairments, charges related to digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions, and other nonrecurring or unusual items), as reported above. Adjusted EBIT margin is the ratio of adjusted EBIT to net sales.
(3)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, adjusted EBIT and adjusted EBIT margin provides useful additional information to investors about trends in the company's operations and is useful for comparability of performance over time. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.
(4)On July 9, 2020, the company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture). As a result of this transaction, a noncash nonrecurring net gain was recognized of $82 ($76 after tax) in Other (income) expense, net in the quarter ended September 30, 2020, primarily due to the remeasurement of the carrying value of the company’s previously held equity investment to fair value.
(5)During the quarter ended March 31, 2021, noncash impairment charges of goodwill, trademarks and other assets were recorded of $329 ($267 after tax) related to the VMS business.
(6)During the quarter ended June 30, 2021, noncash charges of $28 ($21 after tax) were recorded on investments and related arrangements made with a Professional Products business supplier.
(7)Reflects the operating expenses incurred by the company related to its digital capabilities and productivity enhancements investment. The majority of these expenses relate to external consulting fees. The remaining expenses relate to internal IT project management and supporting personnel costs and other costs. Refer to the Non-GAAP Financial Information within the earnings release for further discussion.

The Clorox Company
Supplemental Unaudited Reconciliation of Adjusted Earnings Per Share(7)(8)

(Dollars in millions except per share data)
	Diluted Earnings per Share
	Three Months Ended June 30
	2022	2021	% Change

As reported (GAAP)	$0.81	$0.78	4%
Digital capabilities and productivity enhancements investment(1)	0.12	—
Professional Products supplier charge (2)	—	0.17
As adjusted (Non-GAAP)(7)(8)	$0.93	$0.95	(2)%

	Diluted Earnings per Share
	Twelve Months Ended June 30
	2022	2021	% Change

As reported (GAAP)	$3.73	$5.58	(33)%
Digital capabilities and productivity enhancements investment(1)	0.37	—
Professional Products supplier charge (2)	—	0.17
VMS impairment (3)	—	2.10
Saudi JV acquisition gain(4)	—	(0.60)
As adjusted (Non-GAAP)(7)(8)	$4.10	$7.25	(43)%

	Full Year 2023 Outlook (Estimated Range)
	Diluted Earnings Per Share
	Low	High

As estimated (GAAP)	$3.10	$3.47
Digital capabilities and productivity enhancements investment(5)	0.55	0.55
Streamlined operating model(6)	0.20	0.20
As adjusted (Non-GAAP)(7)(8)	$3.85	$4.22
(1)During the three and twelve months ended June 30, 2022, the company incurred approximately $19 ($15 after tax) and $61 ($47 after tax), respectively, of operating expenses related to its digital capabilities and productivity enhancements investment. Refer to the Non-GAAP Financial Information within the fourth quarter of fiscal year 2022 earnings release for further discussion.
(2)During the quarter ended June 30, 2021, noncash charges of $28 ($21 after tax) were recorded on investments and related arrangements made with a Professional Products business supplier.
(3)During the year ended June 30, 2021, noncash impairment charges of goodwill, trademarks and other assets were recorded of $329 ($267 after tax) related to the VMS business.
(4)On July 9, 2020, the company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture). As a result of this transaction, a noncash nonrecurring net gain was recognized of $82 ($76 after tax) in Other (income) expense, net in the quarter ended September 30, 2020, primarily due to the remeasurement of the carrying value of the company’s previously held equity investment to fair value.
(5)In FY23, the company expects to incur approximately $75-$105 ($57-$80 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.
(6)In FY23, the company expects to incur approximately $25-$45 ($19-$34 after tax) of expenses primarily attributable to employee-related costs, as well as implementation and other associated costs as part of the new operating model.
(7)Adjusted EPS is defined as diluted earnings per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
(8)Adjusted EPS is supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as asset impairments, charges related to the streamlined operating model, charges related to digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions, and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.